Exhibit 99.1

SuRo Capital Corp. Third Quarter 2022 Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $7.55 to $8.05 Per Share

NEW YORK, NY, October 12, 2022 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the third quarter ended September 30, 2022.

“The first nine months of 2022 were the worst for equity markets in the past two decades. As macroeconomic challenges persist, we expect continued acceleration in the repricing of private securities. Given our considerable cash and cash equivalents position of approximately $140.0 million, we believe we are well positioned to be opportunistic in evaluating new, late stage, high-growth companies at compelling valuations. Based on information presently available, for the quarter ended September 30, 2022, we anticipate SuRo Capital’s net asset value per share to be approximately $7.55 to $8.05,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. SuRo Capital’s net asset value per share was $9.24 as of June 30, 2022 and $14.79 as of September 30, 2021.

Klein continued, “Given the continued volatility in the public and private markets, we remain judicious in deploying capital. During the third quarter 2022, we added one new company to our portfolio, XGroup Holdings Limited (d/b/a Xpoint) (via SuRo Capital Sports, LLC), and completed a follow-on investment in Orchard Technologies, Inc.”

“SuRo Capital continues its commitment to shareholder value-enhancing initiatives. Given the discount our stock has traded at compared to net asset value per share, we believe our active Share Repurchase Program and recent Modified Dutch Auction Tender Offer to be efficient and accretive deployments of capital. During the third quarter we initiated and executed the Modified Dutch Auction Tender Offer, resulting in the purchase of 2.0 million shares of common stock for $6.60 per share. Year to date, in combination with the Board authorization of an additional $15.0 million to the Share Repurchase Program, SuRo Capital has repurchased over 3.0 million shares of common stock with approximately $16.4 million remaining in the Board-authorized Share Repurchase Program,” Klein concluded.

As previously reported, SuRo Capital’s net assets totaled approximately $280.2 million, or $9.24 per share, at June 30, 2022 and approximately $425.8 million, or $14.79 per share, at September 30, 2021. As of September 30, 2022, SuRo Capital’s net asset value per share is estimated to be between $7.55 to $8.05 per share.

As of September 30, 2022, there were 28,333,661 shares of the Company’s common stock outstanding.

Investment Portfolio Update

At September 30, 2022, SuRo Capital held positions in 39 portfolio companies – 32 privately held and 7 publicly held, some of which may be subject to certain lock-up provisions.

During the three months ended September 30, 2022, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount
XGroup Holdings Limited (d/b/a Xpoint)(1)	Convertible Note	8/17/2022	$1.0 million
Orchard Technologies, Inc.(2)	Simple Agreement for Future Equity (SAFE)	9/2/2022	$0.5 million
Forge Global, Inc.(3)	Common Shares	9/30/2022	$0.9 million

(1)	Investment made through SuRo Capital Sports, LLC.
(2)	Represents a follow-on investment.
(3)	On September 30th, SuRo Capital net exercised its 230,144 common warrants in Forge Global, Inc., to purchase 53,283 shares of Forge Global, Inc.’s public common stock, at the warrants' strike price of $3.98 per share. The warrants had an expiration date of November 9, 2025.

During the three months ended September 30, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Enjoy Technology, Inc.(2)	Various	947,297	$0.26	$0.2 million	($5.3 million)
NewLake Capital Partners, Inc.(3)	Various	15,310	$17.37	$0.3 million	<($0.1 million)
Palantir Lending Trust SPV I(4)	7/14/22	N/A	N/A	$0.6 million	$0.6 million
Rent the Runway, Inc.(5)	Various	60,000	$5.00	$0.3 million	($0.6 million)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(6)	Various	N/A	N/A	$0.3 million	$-
Rover Group, Inc.(7)	Various	257,192	$4.09	$1.1 million	$0.3 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of August 12, 2022, SuRo Capital had sold all its public common shares of Enjoy Technology, Inc.
(3)	As of September 30, 2022, SuRo Capital held 232,133 remaining NewLake Capital Partners, Inc. public common shares.
(4)	On July 14, 2022, a final payment was received for the remaining 512,290 Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.
(5)	As of September 30, 2022, SuRo Capital held 229,191 remaining Rent the Runway, Inc. public common shares.
(6)	During the three months ended September 30, 2022, approximately $0.3 million was received from Residential Homes For Rent, LLC (d/b/a Second Avenue) related to the 15% term loan due December 23, 2023. Of the proceeds received, approximately $0.3 million repaid a portion of the outstanding principal and the remaining was attributed to interest.
(7)	As of September 30, 2022, SuRo Capital held 106,854 remaining Rover Group, Inc. public common shares.

Subsequent to quarter-end, through October 11, 2022, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Rover Group, Inc.(2)	Various	106,854	$3.93	$0.4 million	$0.1 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of October 11, 2022, SuRo Capital has sold all its public common shares of Rover Group, Inc.

Modified Dutch Auction Tender Offer

On August 1, 2022, our Board of Directors authorized a Modified Dutch Auction Tender Offer (“Tender Offer”) to purchase up to 2.0 million shares of our common stock at a price per share between $6.00 and $7.00, using available cash. In accordance with the Tender Offer, on September 12, 2022, the Company repurchased 2,000,000 shares, at a price of $6.60 per share representing 6.6% of its outstanding shares. The per share purchase price of properly tendered shares represents 71.4% of net asset value per share as of June 30, 2022.

Share Repurchase Program

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 5.8 million shares of its common stock for an aggregate purchase price of approximately $38.6 million.

On March 13, 2022, the Company’s Board of Directors authorized a $15.0 million expansion of the Share Repurchase Program to $55.0 million. Year to date, under the Share Repurchase Program, the Company repurchased 1,008,676 shares of its common stock for approximately $8.3 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $16.4 million. The Share Repurchase Program is authorized through October 31, 2022.

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter results in November 2022.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com